SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     ----------------------

                            FORM 8--A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                  Barrett Resources Corporation
                --------------------------------
     (Exact name of registrant as specified in its charter)

                  Delaware                       84-0832476
              ----------------                 -------------
  (State of incorporation or organization)    (I.R.S. Employer
                                               Identification
                                                    No.)

 1515 Arapahoe Street, Tower 3, Suite 1000,
              Denver, Colorado
      -------------------------------              80202
                                               -------------
  (Address of principal executive offices)       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                        Name of each exchange on
                                        which each class is to be
Title of each class to be so registered registered
--------------------------------------- -----------------------


Preferred Stock Purchase Rights          New York Stock Exchange
--------------------------------         ------------------------

If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.                             [   ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
-----------------------------------------------------------------
                        (Title of Class)


Item 1.   Description of Securities to be Registered
          ------------------------------------------

          On August 4, 1997, the Board of Directors of Barrett Resources Corporation (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, par value $.01 per share, of the Company (the "Common Shares"), payable to the holders of record of the Common Shares as of the close of business on August 20, 1997. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one--thousandth of a share of a series of preferred stock, designated as Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Stock"), at a price of $150 per one one-- thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent. A copy of the Rights Agreement is attached as an exhibit hereto and is hereby incorporated by reference. The following summary of the Rights is qualified in its entirety by reference to the Rights Agreement. The terms of the Preferred Stock are summarized below and are set forth in an Certificate of Designation attached as Exhibit A to the Rights Agreement.

          Until the earliest to occur of (i) a public announcement that, without the prior consent of the Board of Directors of the Company, a person or group, including any affiliates or associates of such person or group (an "Acquiring Person"), acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the Board may determine) following the commencement or announcement of an intention (which is not subsequently withdrawn) to make a tender offer or exchange offer which would result in any person or group (and related persons) having beneficial ownership of 15% or more of the outstanding Common Shares without the prior consent of the Board of Directors or
(iii) twenty business days prior to the date on which a Transaction (as such term is hereinafter defined) is reasonably expected to become effective or be consummated (the earliest of such dates being called the "Distribution Date"), the Rights will be attached to all Common Share certificates and will be evidenced by the Common Share certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after August 20, 1997 upon transfer, replacement or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Share certificates outstanding as of August 20, 1997, even without such a notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution
Date. The Rights will expire on August 4, 2007, unless earlier redeemed by the Company as described below.

          The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to the greater of $10.00 and 1,000 times the dividend declared on each Common Share. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment per share equal to the greater of $5,000 and 1,000 times the payment made per Common Share. Each share of Preferred Stock will have one vote, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per Common Share. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti--dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one--thousandth of a share of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one--thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          In the event that any person becomes an Acquiring Person, each holder of a Right generally will thereafter have the right for a 60 day period after the later of the date of such event and the effectiveness of an appropriate registration statement (or such other longer period set by the Board of Directors) to receive upon exercise of the Right that number of units of one one-thousandth of a share of Preferred Stock (or, under certain circumstances, Common Shares or other securities) having an average market value during a specified time period (immediately prior to the occurrence of a Person becoming an Acquiring Person) of two times the exercise price of the Right (such right being called the "Subscription Right"). Notwithstanding the foregoing, following the occurrence of a Person becoming an Acquiring Person or a Transaction Person (as hereinafter defined), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by the Acquiring Person, the Transaction Person, or any affiliate or associate thereof will be null and void.

          In the event that, at any time following the Stock Acquisition Date or, if a Transaction is proposed, the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (except a Right voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.

          The Purchase Price payable, the number of Rights and the number of shares of Preferred Stock, Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings and dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above.)

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          The number of outstanding Rights associated with each share of Common Stock and the voting and economic rights of each one one--thousandth of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          At any time prior to the earliest to occur of (i) the close of business on the Stock Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Stock Acquisition Date and the expiration of the period during which the Subscription Right is exercisable, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person (or any person who was an Acquiring Person) or its affiliates or associates. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          In the event that a majority of the Board of Directors of the Company in office following a meeting of stockholders or stockholder action by written consent are not nominated by the Board of Directors serving immediately prior to such meeting or action, then for 365 days following such meeting or action the Rights may not be redeemed or amended if such redemption or amendment is reasonably likely to facilitate a combination or sale of assets or earning power (a "Transaction") with a person who (A) either (i) is or will become an Acquiring Person or
(ii) is a party involved in a merger or consolidation with, or sale of assets by, the Company or affiliate or associate thereof if the Transaction were to be consummated and (B) who has directly or indirectly proposed or nominated a member of the Board who is in office at the time the Transaction is being considered (a "Transaction Person"). The Rights may not be redeemed thereafter if during such 365 day period the Company enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the redemption is reasonably likely to facilitate a Transaction with a Transaction Person.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          Except as set forth above, the terms of the Rights may be amended by the Board of Directors of the Company, (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights (including the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

          The Rights have certain anti--takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. However, the Rights generally should not interfere with any merger or other business combination approved by the Board of Directors.

          The form of Rights Agreement between the Company and BankBoston, N.A., specifying the terms of the Rights, Exhibit A thereto -- the form of Certificate of Designation setting forth the terms of the Preferred Stock -- Exhibit B thereto -- the Form of Rights Certificate -- and Exhibit C thereto -- the Summary of Rights to Purchase Stock -- are attached hereto as Exhibit 1 and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to the Rights Agreement.

          Item 2.  Exhibits.

          1 Form of Rights Agreement (the "Rights Agreement") dated as of August 5, 1997 between Barrett Resources Corporation and BankBoston, N.A. which includes, as Exhibit A thereto, the form of Certificate of Designation specifying the terms of the Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until a person acquires beneficial ownership of 15% or more of the Common Shares or 10 days (or such later date as the Board of Directors of the Company may determine) after a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Rights Agreement) or prior to certain transactions involving the Company.

                            SIGNATURE

          Pursuant to the requirements of Section 12 of the

Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              BARRETT RESOURCES CORPORATION


                              By /s/ Paul M. Rady
                                ---------------------------
                                Paul M. Rady
                                President and Chief
                                Executive Officer



Date:  August 8, 1997

                          EXHIBIT INDEX
                          -------------


Exhibit   Description
-------   -----------

    1     Form of Rights Agreement (the "Rights
          Agreement") dated as of August 5, 1997
          between Barrett Resources Corporation and
          BankBoston, N.A. which includes, as Exhibit
          A thereto, the form of Certificate of
          Designation specifying the terms of the
          Preferred Stock, and, as Exhibit B thereto, the form of Rights Certificate. Pursuant to the Rights Agreement, Rights
          Certificates will not be mailed until a
          person acquires beneficial ownership of 15% or more of the Common Shares or 10 days (or such later date as the Board of Directors of the Company may determine) a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Rights
          Agreement) or prior to certain transactions involving the Company.


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                  BARRETT RESOURCES CORPORATION


                               and


                        BANKBOSTON, N.A.


                          Rights Agent


----------------------------------------------------------------


                        Rights Agreement


                   Dated as of August 5, 1997


----------------------------------------------------------------



                        Table of Contents
                        -----------------

                                                        Page
                                                        ----

Section 1.  Certain Definitions                         ix
Section 2.  Appointment of Rights Agent                 xiv
Section 3.  Issue of Rights Certificates                xv
Section 4.  Form of Rights Certificates                 xviii
Section 5.  Countersignature and Registration           xix
Section 6.  Transfer, Split Up, Combination and
            Exchange of Rights Certificates;
            Mutilated, Destroyed, Lost or Stolen
            Rights Certificates                         xxi
Section 7.  Exercise of Rights; Purchase Price;
            Expiration Date of Rights                   xxii
Section 8.  Cancellation and Destruction of Rights
            Certificates                                xxvii
Section 9.  Reservation and Availability of Preferred
            Stock                                       xxviii
Section 10. Preferred Stock Record Date                 xxx
Section 11. Adjustment of Purchase Price, Number and
            Kind of Shares or Number of Rights          xxxi
Section 12. Certificate of Adjusted Purchase Price or
            Number of Shares                            xlviii
Section 13. Consolidation, Merger or Sale or Transfer
            of Assets or Earning Power                  xlix
Section 14. Additional Covenant                         liv
Section 15. Fractional Rights and Fractional Shares     liv
Section 16. Rights of Action                            lvii
Section 17. Agreement of Rights Holders                 lviii
Section 18. Rights Certificate Holder Not Deemed a
            Stockholder                                 lix
Section 19. Concerning the Rights Agent                 lx
Section 20. Merger or Consolidation or Change of Name
            of Rights Agent                             lxi
Section 21. Duties of Rights Agent                      lxii
Section 22. Change of Rights Agent                      lxvii
Section 23. Issuance of New Rights Certificates         lxix
Section 24. Redemption and Termination                  lxx
Section 25. Notice of Certain Events                    lxxiii
Section 26. Notices                                     lxxiv
Section 27. Supplements and Amendments                  lxxv
Section 28. Determination and Actions by the Board of
            Directors, etc.                             lxxvii
Section 29. Successors                                  lxxviii
Section 30. Benefits of this Agreement                  lxxviii
Section 31. Severability                                lxxix
Section 32. Governing Law                               lxxix
Section 33. Counterparts                                lxxix
Section 34. Descriptive Headings                        lxxix


Exhibit A -- Form of Certificate of Designation
             of Series A Junior Participating Preferred Stock
Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights


                        RIGHTS AGREEMENT
                        ----------------



          This Agreement, dated as of August 5, 1997, between

Barrett Resources Corporation, a Delaware corporation (the

"Company"), and BankBoston, N.A. (the "Rights Agent").



                       W I T N E S S E T H

          WHEREAS, the Board of Directors of the Company has

authorized and declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of

Common Stock, par value $.01 per share, of the Company (the

"Common Stock") outstanding at the close of business on

August 20, 1997, (the "Record Date"), each Right representing the right to purchase one of a share of Series A Junior Participating

Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached as Exhibit A to this Agreement, upon the terms and

subject to the conditions set forth herein, and has further

authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the

Redemption Date or the Expiration Date (as such terms are

hereinafter defined); provided, however, that Rights may be

issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date in accordance with the provisions of Section 23 of this Agreement;

          NOW, THEREFORE, in consideration of the premises and

the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.     Certain Definitions.

          For purposes of this Agreement, the following terms

have the meanings indicated:

               (a)  "Acquiring Person" shall mean any Person (as

such term is hereinafter defined) who or which, together with all

Affiliates (as such term is hereinafter defined) and Associates

(as such term is hereinafter defined) of such Person, without the prior approval of the Board of Directors of the Company, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the outstanding shares of

Common Stock, but shall not include the Company, any subsidiary of the Company (as such term is hereinafter defined), any

employee benefit plan of the Company or any of its subsidiaries or any entity holding shares of Common Stock organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or any trustee or

administrator of any such plan; provided, however, that no Person shall be an Acquiring Person if within three Business Days after such Person would (but for the operation of this proviso)

otherwise have become an Acquiring Person or, if such Person did so inadvertently, after such Person discovers that it would

otherwise have become an Acquiring Person if such Person both

(i) notifies the Board of Directors of the Company that such

Person would (absent the operation of this proviso) have become an Acquiring Person inadvertently and (ii) within two Business

Days after such notification, such Person divests itself of a sufficient number of shares of Common Stock so that such Person is no longer the Beneficial Owner of 15% or more of the

outstanding shares of Common Stock.

               (b)  "Affiliate" and "Associate" shall have the

respective meanings ascribed to such terms in Rule 12b--2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

               (c)  A Person shall be deemed the "Beneficial

Owner" of, and shall be deemed to "beneficially own," any

securities:

                    (i)  which such Person or any of such

          Person's Affiliates or Associates beneficially owns,

          directly or indirectly;

                    (ii) which such Person or any of such

          Person's Affiliates or Associates has (A) the right or

          obligation to acquire (whether such right or obligation

          is exercisable or effective immediately or only after

          the passage of time) pursuant to any agreement,

          arrangement or understanding (whether or not in

          writing) or upon the exercise of conversion rights,

          exchange rights, rights (other than these Rights),

          warrants or options, or otherwise; provided, however,

          that a Person shall not be deemed the "Beneficial

          Owner" of, or to "beneficially own," securities

          tendered pursuant to a tender or exchange offer made by

          such Person or any of such Person's Affiliates or

          Associates until such tendered securities are accepted

          for purchase or exchange; or (B) the right to vote

          pursuant to any agreement, arrangement or understanding

          (whether or not in writing); provided, however, that a

          Person shall be not be deemed the "Beneficial Owner"

          of, or to "beneficially own," any security under this

          clause (B) if the agreement, arrangement or

          understanding to vote such security (1) arises solely

          from a revocable proxy given in response to a public

          proxy or consent solicitation made pursuant to, and in

          accordance with, the applicable rules and regulations

          of the Exchange Act and (2) is not also then reportable

          by such person on Schedule 13D under the Exchange Act

          (or any comparable or successor report); or

                    (iii)     which are beneficially owned,

          directly or indirectly, by any other Person (or any

          Affiliate or Associate thereof) with which such Person

          or any of such Person's Affiliates or Associates has

          any agreement, arrangement or understanding (whether or

          not in writing), for the purpose of acquiring, holding,

          voting (except pursuant to a revocable proxy as

          described in clause (B) of subparagraph (ii) of this

          paragraph (c)) or disposing of any securities of the

          Company.

               (d)  "Business Day" shall mean any day other than

a Saturday, Sunday, or a day on which banking institutions in the

State of Colorado are authorized or obligated by law or executive order to close.

               (e)  "Close of business" on any given date shall

mean 5:00 P.M., Massachusetts time, on such date; provided,

however, that if such date is not a Business Day it shall mean

5:00 P.M., Massachusetts time, on the next succeeding Business

Day.

               (f)  "Common Stock" shall mean the Common Stock,

par value $.01 per share, of the Company, except that "Common

Stock" when used with reference to any Person other than the

Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, the Person which ultimately controls such first--mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

               (g)  "Person" shall mean any individual, firm,

corporation, partnership or other entity.

               (h)  "Preferred Stock" shall mean the Series A

Junior Participating Preferred Stock, par value $.001 per share,

of the Company.

               (i)  "Rights Agreement" shall mean this Agreement,

including as it may hereafter be amended.

               (j)  "Stock Acquisition Date" shall mean the first

date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.  However, a Stock

Acquisition Date shall not occur if a Person does not become an

Acquiring Person by reason of the proviso in the definition of

"Acquiring Person".

               (k)  A "subsidiary" of any Person shall mean any

corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is

otherwise controlled by such Person.

               (l)  "Transaction" shall mean any merger,

consolidation or sale of assets described in Section 13(a) hereof or any acquisition of shares of Common Stock of the Company which would result in a Person becoming a Transaction Person.

               (m)  "Transaction Person" with respect to a

Transaction shall mean (x) any Person who (i) is or will become an Acquiring Person or a Principal Party (as such term is defined in Section 13(b) hereof) if the Transaction were to be

consummated and (ii) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction (a Person shall be deemed to have indirectly nominated a director if it has proposed becoming or indicated an intention to become an Acquiring Person or a

Principal Party and a third party proposes, nominates or appoints a director for the purpose of facilitating a Transaction with such Person), or (y) an Affiliate or Associate of such a Person.

          Section 2.     Appointment of Rights Agent.

          The Company hereby appoints the Rights Agent to act

as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution

Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co--Rights Agents as it may deem necessary or

desirable, upon ten (10) days' prior written notice to the Rights

Agent.  The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co--

Rights Agent.  In the event the Company appoints one or more Co--

Rights Agents, the respective duties of the Rights Agents and any

Co--Rights Agents shall be as the Company shall determine.

          Section 3.     Issue of Rights Certificates.

               (a)  Until the earliest of (i) the Stock

Acquisition Date, (ii) the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the

Company, or any employee benefit plan of the Company or any of its subsidiaries or any trustee or administrator of any such plan in its capacity as such) to commence (which intention to commence remains in effect for five business days after such

announcement), a tender or exchange offer which would result in such Person becoming an Acquiring Person (or such later date determined by the Board of Directors of the Company which date shall not be later than the earlier of the dates specified in (i)

and (iii)), or (iii) twenty business days prior to the date on which a Transaction is reasonably expected to become effective or be consummated (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced

(subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to

receive certificates therefor) will be transferable only in

connection with the transfer of the underlying shares of Common

Stock (including a transfer to the Company); provided, however,

that if a tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date shall occur as a result of that tender or exchange offer.  As soon as practicable after the Distribution Date, the Rights Agent will send by first--class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in

substantially the form of Exhibit B hereto (the "Rights

Certificates"), evidencing one Right for each share of Common

Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

               (b)  With respect to certificates for the Common

Stock outstanding as of the date of this Agreement, until the

Distribution Date (or earlier redemption, expiration or

termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the Distribution Date (or earlier

redemption, expiration or termination of the Rights), the

surrender for transfer of any of the certificates for the Common

Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock

represented by such certificate.  Upon the request of the holder of any shares of Common Stock or, after the Distribution Date,

the holder of any Rights, the Company shall, at its expense,

provide a copy of the Summary of Rights in the form attached hereto as Exhibit C.

               (c)  Certificates for the Common Stock issued (or

which become outstanding) after the date of this Agreement (or as soon thereafter as is reasonably practicable), but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be

certificates for Rights, and shall have impressed, printed,

stamped, written or otherwise affixed onto them the following legend:


               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Barrett Resources Corporation and BankBoston, N.A. (the "Rights Agent") dated as of August 5, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Barrett Resources Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Barrett Resources Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within fifteen days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing

legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be

evidenced by such certificates alone, and the surrender for

transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock

represented by such certificate.  If the Company purchases or otherwise acquires shares of Common Stock prior to the

Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Right associated with the shares of Common Stock which are no longer outstanding.

          Section 4.     Form of Rights Certificates.

               (a)  The Rights Certificates (and the forms of

election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of

identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this

Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 11 and Section 23 hereof, the Rights

Certificates, whenever distributed, on their face shall entitle the holders thereof to purchase such number of one one-

thousandths of a share of Preferred Stock as shall be set forth therein at the price per share set forth therein (the "Purchase

Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

               (b)  Any Rights Certificate issued pursuant to

Section 3(a) or Section 23 hereof that represents Rights

beneficially owned by an Acquiring Person, a Transaction Person,

or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an

Acquiring Person, a Transaction Person, or any Associate or

Affiliate thereof or to any nominee of such Acquiring Person,

Associate or Affiliate, and any Rights Certificate issued

pursuant to Section 6 or Section 11 upon transfer, exchange,

replacement or adjustment of any other Rights Certificate

referred to in this sentence, shall contain the following legend:


          The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring
          Person, a Transaction Person, or an Affiliate or an Associate of an Acquiring Person or a Transaction Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights
          Certificate and the Rights represented hereby are null and void.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

          Section 5.     Countersignature and Registration.

          The Rights Certificates shall be executed on behalf

of the Company by its Chairman of the Board, any Vice Chairman of

the Board, any President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the

Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights

Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be

countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper

officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will

keep or cause to be kept, at one of its offices, books for

registration and transfer of the Rights Certificates issued

hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of

Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights

Certificates.

          Section 6.     Transfer, Split Up, Combination and

Exchange of Rights Certificates; Mutilated, Destroyed, Lost or

Stolen Rights Certificates.

          Subject to the provisions of Section 4(b),

Section 7(e) and Section 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or

exchanged for another Rights Certificate or Rights Certificates,

entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Rights

Certificate or Rights Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer,

split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be

transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights

Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          Upon receipt by the Company and the Rights Agent of

evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security

reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental

thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights

Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          Section 7.     Exercise of Rights; Purchase Price;

Expiration Date of Rights.

               (a)  The registered holder of any Rights

Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon presentation of the Rights

Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one--thousandth of a share of

Preferred Stock (or such other number of shares or other

securities) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on August 4, 2007 (the

"Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (such earlier time being herein referred to as the "Expiration Date").

Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a

registered holder of a Rights Certificate with respect to the

Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Sections 4(b), 6 and 7(e) hereof, as of the date such Person becomes a record holder of shares of Common

Stock.

               (b)  Subject to the terms and conditions set forth

herein, when exercisable, each Right shall represent the right to purchase one one-thousandth of a share of Preferred Stock.  The

Purchase Price for each one one--thousandth of a share of

Preferred Stock pursuant to the exercise of a Right shall

initially be $150, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be

payable in lawful money of the United States of America in

accordance with paragraph (c) below.

               (c)  Upon receipt of a Rights Certificate

representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the

Purchase Price for the shares (or other securities or property)

to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the

Rights Agent shall, subject to Section 21(k), thereupon promptly

(i) (A) requisition from any transfer agent of the shares of

Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of

Preferred Stock to be purchased and the Company hereby

irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary,

requisition from the depositary agent depositary receipts

representing such number of one one--thousandth of a share of

Preferred Stock as are to be purchased (in which case

certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate,

requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with

Section l5, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate,

registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such

Rights Certificate.  In the event that the Company is obligated to issue other securities (including Common Stock) of the

Company, and/or distribute other property pursuant to

Section 11(a), the Company will make all arrangements necessary so that such other securities and/or property are available for distribution by the Rights Agent, if and when appropriate.  In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such

Rights Certificate to the registered holder thereof after

imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights

Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by

Section 11(a)(ii).

               (d)  In case the registered holder of any Rights

Certificate shall exercise (except pursuant to Section 11(a)(ii))

less than all the Rights evidenced thereby, a new Rights

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section l5

hereof.

               (e)  Notwithstanding anything in this Agreement to

the contrary, from and after the time an Acquiring Person or a

Transaction Person first becomes such, any Rights beneficially owned by (i) an Acquiring Person, a Transaction Person, or an

Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person or a Transaction Person (or of any

Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an

Acquiring Person or a Transaction Person (or of any Affiliate or

Associate thereof) who becomes a transferee prior to or

concurrently with the Acquiring Person or a Transaction Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring

Person or a Transaction Person to holders of equity interests in such Acquiring Person or a Transaction Person or to any Person

with whom the Acquiring Person or a Transaction Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void

without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The

Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are

complied with, but shall have no liability to any holder of Right

Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, a

Transaction Person, or its Affiliates, Associates or transferees hereunder.

               (f)  Notwithstanding anything in this Agreement to

the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the

appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such

additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8.     Cancellation and Destruction of Rights

Certificates.

          All Rights Certificates surrendered for the purpose

of exercise, transfer, split up, combination or exchange shall,

if surrendered to the Company or any of its agents, be delivered to the Rights Agent for such purpose and cancellation or, if surrendered to the Rights Agent for such purpose, shall be

canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the

provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the

Rights Agent shall so cancel and retire, any other Rights

Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights

Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.     Reservation and Availability of

Preferred Stock.

          The Company covenants and agrees that it will cause

to be reserved and kept available out of its authorized and

unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the

occurrence of an event specified in Section 11, shall so reserve and keep available a sufficient number of shares of Preferred

Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

          So long as the shares of Preferred Stock (and, after

the occurrence of an event specified in Section 11, any other securities) issuable upon the exercise of the Rights may be

listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          The Company covenants and agrees that it will take all

such action as may be necessary to ensure that all shares of

Preferred Stock, Common Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

          The Company further covenants and agrees that it will

pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock, Common Stock and/or other securities upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of the shares of Preferred Stock, Common Stock and/or other securities in a name other than that of, the registered holder of the Rights

Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock,

Common Stock and/or other securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the

holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          The Company shall use its best efforts to (i) file, as

soon as practicable following the Distribution Date, a

registration statement under the Securities Act of 1933 (the

"Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such

registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the rights provided by Section 11(a)(ii).  The Company will also take such action as may be appropriate under the blue sky laws of the various states.

          Section 10.    Preferred Stock Record Date.

          Each person in whose name any certificate for shares

of Preferred Stock (or Common Stock and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of

Preferred Stock (or Common Stock and/or other securities)

represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any

applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities)

transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other

securities) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights

Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote,

to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any

notice of any proceedings of the Company, except as provided herein.

          Section 11.    Adjustment of Purchase Price, Number and

Kind of Shares or Number of Rights.

          The Purchase Price, the number and kind of shares

covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this

Section 11.

                    (a)  (i)  In the event the Company shall at

          any time after the date of this Agreement (A) declare a

          dividend on the Preferred Stock payable in shares or

          fractional units of shares of Preferred Stock, (B)

          subdivide the outstanding Preferred Stock, (C) combine

          the outstanding Preferred Stock into a smaller number

          of shares or (D) issue any shares of its capital stock

          in a reclassification of the Preferred Stock (including

          any such reclassification in connection with a

          consolidation or merger in which the Company is the

          continuing or surviving corporation), except as

          otherwise provided in this Section 11(a), and Section

          7(e), the Purchase Price in effect at the time of the

          record date for such dividend or of the effective date

          of such subdivision, combination or reclassification,

          and the number of units of one one-thousandths of a

          share of Preferred Stock and the number and kind of

          shares of capital stock issuable on such date upon

          exercise of a Right, shall be proportionately adjusted

          so that the holder of any Right exercised after such

          time shall be entitled to receive the aggregate number

          of units of one one-thousandths of a share of Preferred

          Stock and the number and kind of shares of capital

          stock and other securities which, if such Right had

          been exercised immediately prior to such date and at a

          time when the Preferred Stock transfer books of the

          Company were open, he would have owned upon such

          exercise and been entitled to receive by virtue of such

          dividend, subdivision, combination or reclassification;

          provided, however, that in no event shall the

          consideration to be paid upon exercise of one Right be

          less than the aggregate par value of the shares of

          capital stock of the Company issuable upon exercise of

          one Right.  If an event occurs which would require an

          adjustment under both Section 11(a)(i) and Section

          11(a)(ii), the adjustment provided for in this Section

          11(a)(i) shall be in addition to, and shall be made

          prior to any adjustment required pursuant to Section

          11(a)(ii).

                    (ii) In the event any Person, alone or

          together with its Affiliates and Associates, shall

          become an Acquiring Person, then proper provision shall

          be made so that each holder of a Right, except as

          provided in Section 7(e) hereof, shall, for a period of

          60 days (or such other longer period as may be

          established by action of a majority of the Board of

          Directors) after the later of the occurrence of any

          such event and the effective date of an appropriate

          registration statement pursuant to Section 9, have a

          right to receive, upon exercise thereof at the then

          current Purchase Price in accordance with the terms of

          this Agreement, such number of one one-thousandths of

          shares of the Preferred Stock as shall equal the result

          obtained by (x) multiplying the then current Purchase

          Price by the then number of one one-thousandths of a

          share of Preferred Stock for which a Right is

          exercisable immediately prior to the first occurrence

          of such event and dividing that product by (y) 50% of

          the current market price per one two-thousandths of a

          share of the Preferred Stock (determined pursuant to

          Section 11(d)) on the date of such first occurrence

          (such number of one one-thousandths of a share being

          referred to as the "number of Adjustment Shares").

                    (iii)     In the event that there shall not

          be sufficient authorized but unissued shares of

          Preferred Stock to permit the exercise in full of the

          Rights in accordance with the foregoing subparagraph

          (ii), then, in the event the Rights become so

          exercisable, notwithstanding any other provision of

          this Agreement, to the extent necessary and permitted

          by applicable law and any agreements in effect on the

          date hereof to which it is a party, each Right shall

          thereafter represent the right to receive, upon

          exercise thereof at the then current Purchase Price in

          accordance with the terms of this Agreement, a number

          of shares of Common Stock equal to the number of

          Adjustment Shares or a number of shares, or units of

          shares, of preferred stock equal to the number of

          Adjustment Shares where the Board of Directors of the

          Company shall have deemed such shares or units to have

          at least the same or more favorable rights, privileges

          and preferences as the Preferred Stock (an "equivalent

          preferred stock") or a combination of Preferred Stock

          and/or Common Stock and/or equivalent preferred stock

          having the requisite value as determined by the Board

          of Directors; provided, however, if there are

          unavailable sufficient shares of Preferred Stock and/or

          Common Stock and/or equivalent preferred stock, then

          the Company shall take all such action as may be

          necessary to authorize additional shares of Preferred

          Stock and/or equivalent preferred stock and/or shares

          of Common Stock for issuance upon exercise of the

          Rights, including the calling of or meeting of

          shareholders; and provided, further, that if the

          Company is unable to cause sufficient shares of

          Preferred Stock and/or equivalent preferred stock

          and/or shares of Common Stock to be available for

          issuance upon exercise in full of the Rights, then each

          Right shall thereafter represent the right to receive

          the Adjusted Number of Preferred Shares upon exercise

          at the Adjusted Purchase Price (as such terms are

          hereinafter defined.)  As used herein, the term

          Adjusted Number of Preferred Shares shall be equal to

          that number of one one-thousandths of a share of

          Preferred Stock (and/or shares or units of equivalent

          preferred stock and/or shares of Common Stock) equal to

          the product of (x) the number of Adjustment Shares and

          (y) a fraction, the numerator of which is the number of

          one one-thousandths of a share of Preferred Stock

          (and/or shares or units of equivalent preferred stock

          and/or shares of Common Stock) available for issuance

          upon exercise of the Rights and the denominator of

          which is the aggregate number of Adjustment Shares

          otherwise issuable upon exercise in full of all Rights

          (assuming there were sufficient shares of Preferred

          Stock available) (such fraction being referred to as

          the "Proration Factor").  The Adjusted Purchase Price

          shall mean the product of the Purchase Price and the

          Proration Factor.  The Board of Directors may, but

          shall not be required to, establish procedures to

          allocate the right to receive Preferred Stock,

          equivalent preferred stock and shares of Common Stock

          upon exercise of the Rights among holders of Rights.

               (b)  If the Company shall fix a record date for

the issuance of rights, options or warrants to all holders of

Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or

purchase Preferred Stock (or equivalent preferred stock or

securities convertible into Preferred Stock or equivalent

preferred stock) at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price

(as defined in Section 11(d) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred

Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent

preferred stock to be offered (and/or the aggregate initial

conversion price of the convertible securities so to be offered)

would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock

outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the

convertible securities so to be offered are initially

convertible); provided, however, that in no event shall the

consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right.  In case such

subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such

consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights

Agent.  Shares of Preferred Stock owned by or held for the

account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the

Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c)  If the Company shall fix a record date for

the making of a distribution to all holders of Preferred Stock

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants

(excluding those referred to in Section 11(b)), the Purchase

Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the

holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the

Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

distributable in respect of one share of Preferred Stock and the denominator of which shall be current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  Such

adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

Purchase Price which would be in effect if such record date had not been fixed.

               (d)  (i)  For the purpose of any computation

hereunder, other than in Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such

Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided,

however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or

reclassification of such Common Stock, and prior to the

expiration of 30 Trading Days after the ex--dividend date for such dividend or distribution, or the record date for such

subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex--dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common

Stock are not listed or admitted to trading on any national

securities exchange, the last quoted price or, if not so quoted,

the average of the high bid and low asked prices in the over--the-

-counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or

such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.  If on any

such date no market maker is making a market in the Common Stock,

the fair value of such shares on such date as determined

reasonably and with good faith by the Board of Directors of the

Company shall be used and shall be binding on the Rights Agent.

The term, "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a

Business Day.  If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company,

whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                    (ii) For the purpose of any computation

hereunder, the "current market price" per share (or one one-

thousandths of a share) of Preferred Stock or any other security shall be determined in the same manner as set forth above for the

Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof).  If the current market price per share

(or one one-thousandths of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately

adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current

market price per share of the Common Stock and the "current

market price" per one one-thousandths of a share of Preferred

Stock shall be equal to the current market price per share of the

Common Stock (as appropriately adjusted).  If neither the Common

Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of

Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be

conclusive for all purposes.

               (e)  Anything herein to the contrary

notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however,

that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the

nearest ten--thousandth of a share of Common Stock or other share or one ten-millionth of a share of Preferred Stock (or any other security), as the case may be.  Notwithstanding the first

sentence of this Section 11(e), any adjustment required by this

Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such

adjustment or (ii) the Expiration Date.

               (f)  If as a result of any provision of Section

11(a) or Section 13(a), the holder of any Right thereafter

exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any

Right shall be subject to adjustment from time to time in a

manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a)

through (c), inclusive, and the provisions of Sections 7, 9, 10,

13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h)  Unless the Company shall have exercised its

election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one--thousandths of a share of Preferred Stock (calculated to the nearest one--millionth) obtained by (i) multiplying (x) the number of one one--thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y)

the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i)  The Company may elect on or after the date of

any adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of

shares of Preferred Stock purchasable upon the exercise of a

Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one--thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-

-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the

Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the

record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day

thereafter, but, if the Rights Certificates have been issued,

shall be at least 10 days later than the date of the public

announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section

11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the

Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon

surrender thereof, if required by the Company, new Rights

Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

               (j)  Irrespective of any adjustment or change in

the Purchase Price or the number of one one-thousandth of a share of Preferred Stock issuable upon the exercise of the Rights, the

Rights Certificates theretofore and thereafter issued may

continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

               (k)  Before taking any action that would cause an

adjustment reducing the Purchase Price below the then stated or par value, if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the

Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may

validly and legally issue fully paid and nonassessable shares of

Preferred Stock, Common Stock or other securities at such

adjusted Purchase Price.

               (l)  In any case in which this Section 11 shall

require that an adjustment in the Purchase Price be made

effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such

adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m)  Anything to the contrary in this Section 11

notwithstanding, the Company, by action of a majority of the

Board of Directors, shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of

Preferred Stock or securities which by their terms are

convertible into or exchangeable for shares of Preferred Stock,

stock dividends or issuance of rights, options or warrants

referred to hereinabove in this Section 11, hereafter made by the

Company to holders of its Preferred Stock shall not be taxable to such stockholders.

               (n)  The Company covenants and agrees that it

shall not, at any time after the Distribution Date,

(i) consolidate with any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 11(o)

hereof), (ii) merge with or into any other Person (other than a subsidiary of the Company in a transaction which does not violate

Section 11(o) hereof, or (iii) sell or transfer (or permit any subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons

(other than the Company and/or any of its subsidiaries in one or more transactions each of which does not violate Section 11(o)

hereof), if (x) at the time of or immediately after such

consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to,

simultaneously with or immediately after such consolidation,

merger or sale, the stockholders of the Person who constitutes,

or would constitute, the "Principal Party" for purposes of

Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and

Associates.  The Company shall not consummate any such

consolidation, merger, sale or transfer unless prior thereto the

Company and such other Person shall have executed and delivered to the Rights Agent a certificate certifying compliance with this

Section 11(n).

               (o)  The Company covenants and agrees that, after

the Distribution Date, it will not, except as permitted by

Section 23 or Section 26 hereof, take (or permit any subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p)  Anything in this Agreement to the contrary

notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution

Date (i) declare or pay a dividend on the outstanding shares of

Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, or

(iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in any such case, the

number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the

Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common

Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of

Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common

Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.  The adjustments provided for in this

Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination,

consolidation or reclassification is effected.

               (q)  The exercise of Rights under Section

11(a)(ii) shall only result in the loss of rights under Section

11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights

Agreement, including the rights represented by Section 13.

          Section 12.    Certificate of Adjusted Purchase Price

or Number of Shares.

          Whenever an adjustment is made as provided in

Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the

Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights

Certificate in accordance with Section 26 hereof.  The Rights

Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

          Section 13.    Consolidation, Merger or Sale or

Transfer of Assets or Earning Power.

               (a)  In the event that, on or following the Stock

Acquisition Date or, if a Transaction is proposed, the

Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y)

any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or

surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be

changed into or exchanged for stock or other securities of any other Person or cash or any other property or all holders of shares of Common Stock are not treated alike or following the merger or consolidation the holders of Common Stock immediately prior to the transaction do not hold in the same proportion all of the voting power of the corporation surviving the transaction,

or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the

Company and its subsidiaries (taken as a whole) to any other

Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, shall have the right to receive, upon the exercise

thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradable

Common Stock of the Principal Party (as hereinafter defined),

free and clear of liens, rights of call or first refusal,

encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase

Price by the number of one one--thousandths of a share of

Preferred Stock for which a Right is then exercisable and

dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal

Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger sale or transfer, all the

obligations and duties of the Company pursuant to this Agreement;

(iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal

Party; and (iv) such Principal Party shall take such steps

(including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be

applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

               (b)  "Principal Party" shall mean

                    (i)  in the case of any transaction described

          in (x) or (y) of the first sentence of this Section 13,

          the Person that is the issuer of any securities into

          which shares of Common Stock of the Company are

          converted in such merger or consolidation, and if no

          securities are so issued, the Person that is the other

          party to the merger or consolidation (including, if

          applicable, the Company if it is the surviving

          corporation); and

                    (ii) in the case of any transaction described

          in (z) of the first sentence in this Section 13, the

          Person that is the party receiving the greatest portion

          of the assets or earning power transferred pursuant to

          such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12--month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person, "Principal Party"

shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one

Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the

greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section

13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

               (c)  The Company shall not consummate any such

consolidation, merger, sale or transfer unless prior thereto the

Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation,

merger, sale or transfer shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance in order to permit the exercise in full of the Rights in accordance with this Section 13 and shall have executed and delivered to the Rights Agent a supplemental

agreement providing for the terms set forth in paragraphs (a) and

(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13,

the Principal Party at its own expense will

                    (i)  prepare and file a registration

          statement under the Act with respect to the Rights and

          the securities purchasable upon exercise of the Rights

          on an appropriate form, will use its best efforts to

          cause such registration statement to become effective

          as soon as practicable after such filing and will use

          its best efforts to cause such registration statement

          to remain effective (with a prospectus at all times

          meeting the requirements of the Act) until the

          Expiration Date;

                    (ii) use its best efforts to qualify or

          register the Rights and the securities purchasable upon

          exercise of the Rights under the blue sky laws of such

          jurisdictions as may be necessary or appropriate; and

                    (iii)     deliver to holders of the Rights

          historical financial statements for the Principal Party

          and each of its Affiliates which comply in all material

          respects with the requirements for registration on Form

          10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to

successive mergers or consolidations or sales or other transfers.

The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii)

and shall survive any exercise thereunder.

               (d)  The Company shall not consummate any such

consolidation, merger, sale or transfer which shall be a

Transaction unless prior thereto certificates evidencing the

Rights have been distributed in accordance with Section 3(a) to holders of shares of Common Stock twenty business days prior to the date on which the Transaction becomes effective or is

consummated.

          Section 14.    Additional Covenant.

               Notwithstanding any other provision of this

Agreement, no adjustment to the Purchase Price, the number of shares (or fractions of a share) of Preferred Stock, Common Stock or other securities for which a Right is exercisable or the

number of Rights outstanding or any similar adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation,

the benefits under Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such

benefits.

          Section 15.    Fractional Rights and Fractional Shares.

               (a)  The Company shall not be required to issue

fractions of Rights, except prior to the Distribution Date as provided in Section 11(n), or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional

Rights, there shall be paid to the registered holders of the

Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the

Trading Day immediately prior to the date on which such

fractional Rights would have been otherwise issuable.  The

closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the

Rights are not listed or admitted to trading on the New York

Stock Exchange, as reported in the principal consolidated

transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not

listed or admitted to trading on any national securities

exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over--the--counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the

Rights the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the

Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

               (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one--thousandth of a share of

Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock

(other than fractions which are integral multiples of one one--

thousandth of a share of Preferred Stock).  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one--thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-

-thousandth of a share of Preferred Stock.  For purposes of this

Section 15(b), the current market value of one one--thousandth of a share of Preferred Stock shall be one one--thousandth of the closing price of a share of Preferred Stock (as determined

pursuant to of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c)  Following the occurrence of one of the

transactions or events specified in Section 11 giving rise to the right to receive one one-thousandth of a share of Preferred

Stock, Common Stock, or other securities upon the exercise of a

Right, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to

distribute certificates which evidence fractional shares of

Common Stock.  In lieu of fractional units of one one-thousandth of a share of Preferred Stock or fractional shares of any such other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a unit or share of such securities,

as the case may be.  For purposes of this Section 15(c), the current market value of any such unit or share shall be the

closing price of a share of Common Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

               (d)  The holder of a Right by the acceptance of

the Rights expressly waives his right to receive any fractional

Rights or any fractional shares upon exercise of a Right.

          Section 16.    Rights of Action.

          All rights of action in respect of this Agreement

(other than rights of action given to the Rights Agent under

Section 19 hereof) are vested in the respective registered

holders of the Rights Certificates (and, prior to the

Distribution Date, the registered holders of the Common Stock);

and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights

Certificate (or, prior to the Distribution Date, of the Common

Stock), may, in his own behalf and for his own benefit, enforce,

and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of,

his right to exercise the Rights evidenced by such Rights

Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any

remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an

adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this

Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees,

incurred by them in any action to enforce the provisions of this

Agreement in which they successfully prosecute their claims.

          Section 17.    Agreement of Rights Holders.

          Every holder of a Right by accepting the same

consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a)  prior to the Distribution Date, the Rights

will be transferable only in connection with the transfer of

Common Stock;

               (b)  after the Distribution Date, the Rights

Certificates are transferable only on the registry books of the

Rights Agent if surrendered at the principal office of the Rights

Agent, duly endorsed or accompanied by a proper instrument of transfer;

               (c)  subject to Section 6 and Section 7(f) hereof,

the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution

Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby

(notwithstanding any notations of ownership or writing on the

Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights

Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

               (d)  notwithstanding anything in this Agreement to

the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to

perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a

governmental, regulatory or administrative agency or commission,

or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or

otherwise restraining performance of such obligation; provided,

however, the Company shall not have sought or otherwise

cooperated in obtaining such order, decree or ruling and must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 18.    Rights Certificate Holder Not Deemed a

Stockholder.

          No holder, as such, of any Rights Certificate shall

be entitled to vote, receive dividends or be deemed for any

purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as

provided in Section 25 hereof), or to receive dividends or

subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

          Section 19.    Concerning the Rights Agent.

          The Company agrees to pay to the Rights Agent

reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its

reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability,

damage, claim, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for

anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorney's fees and expenses) of defending against any claim of liability arising therefrom, directly or indirectly.  The indemnity provided for in this Section 19 shall survive the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company,

instrument of assignment or transfer, power of attorney,

endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

verified or acknowledged, by the proper Person or Persons.

          Section 20.    Merger or Consolidation or Change of

Name of Rights Agent.

          Any corporation into which the Rights Agent or any

successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto,

provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the

Rights Certificates shall have been countersigned but not

delivered, any such successor Rights Agent may adopt the

countersignature of the predecessor Rights Agent and deliver such

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned,

any successor Rights Agent may countersign such Rights

Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights

Certificates shall have the full force provided in the Rights

Certificates in this Agreement.

          In case at any time the name of the Rights Agent shall

be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned,

the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          Section 21.    Duties of Rights Agent.

          The Rights Agent undertakes the duties and

obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of

Rights Certificates, by their acceptance thereof, shall be bound:

               (a)  The Rights Agent may consult with legal

counsel selected by it (who may be legal counsel for the

Company), and the opinion of such counsel shall be full and

complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b)  Whenever in the performance of its duties

under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation,

the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, any

Vice President, the Treasurer, any Assistant Treasurer, the

Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full

authorization to the Rights Agent for any action taken or

suffered in good faith by it under the provisions of this

Agreement in reliance upon such certificate.

               (c)  The Rights Agent shall be liable hereunder

only for its own negligence, bad faith or willful misconduct.

               (d)  The Rights Agent shall not be liable for or

by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution

hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any Rights becoming null and void pursuant to Section 7(e) hereof or for any breach by the Company of any covenant or condition contained in this

Agreement or in any Rights Certificate; nor shall it be

responsible for any adjustment required under the provisions of

Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the

existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights

Certificates after actual notice of any such adjustment); nor shall it be responsible for any determination by the Board of

Directors of the Company of the current market value of the

Rights or Preferred Stock or Common Stock pursuant to the

provisions of Section 15 hereof; nor shall it by any act

hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any

Rights Certificate or as to whether any shares of Preferred Stock

(or fractional shares thereof) or Common Stock will, when so issued, be validly authorized and issued, fully paid and

nonassessable.

               (f)  The Company agrees that it will perform,

execute, acknowledge and deliver or cause to be performed,

executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.

               (g)  The Rights Agent is hereby authorized and

directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, any Vice

Chairman of the Board, the President, any Vice President, or the

Secretary of the Company, and is authorized to apply to such officers for advice or instructions in connection with its

duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer.  Any application by the Rights

Agent for written instructions from the Company may at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its

duties or obligations under this Agreement and the date on and/or after which such action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three

Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written

instructions from the Company in response to such application specifying the action to be taken or omitted.

               (h)  The Rights Agent and any stockholder,

director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

Company may be interested, or contract with or lend money to the

Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i)  The Rights Agent may execute and exercise any

of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents,

and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission,

default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

               (j)  No provision of this Agreement shall require

the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k)  If, with respect to any Rights Certificate

surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of

election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or

2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

          Section 22.    Change of Rights Agent.

          The Rights Agent or any successor Rights Agent may

resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by

registered or certified mail, and, subsequent to the Distribution

Date, to holders of the Rights Certificates by first--class mail.

The Company may remove the Rights Agent or any successor Rights

Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each

transfer agent of the Common Stock and Preferred Stock by

registered or certified mail, and, subsequent to the Distribution

Date, to the holders of the Rights Certificates by first--class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

Rights Agent or by the holder of a Rights Certificate (who shall,

with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights

Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights

Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights

Agent a combined capital and surplus of at least $50,000,000.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Right Agent without further act or deed; but the predecessor Rights Agent shall deliver and

transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further

assurance, conveyance, act or deed necessary for the purpose.

Not later than the effective date of any such appointment the

Company shall file notice thereof in writing with the predecessor

Rights Agent and each transfer agent of the Common Stock and

Preferred Stock, and, if such appointment occurs after the

Distribution Date, mail a notice thereof in writing to the

registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 22, however, or any

defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 23.    Issuance of New Rights Certificates.

          Notwithstanding any of the provisions of this

Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Stock following the

Distribution Date and prior to the Expiration Date, the Company shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be

obligated to issue any such Right Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right

Certificate shall be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 24.    Redemption and Termination.

               (a)  (i)  The Board of Directors of the Company

may, at its option, at any time prior to 5:00 P.M., Denver time,

on the earlier of (x) the Stock Acquisition Date or (y) the Final

Expiration Date, redeem all but not less than all of the then outstanding Rights at the redemption price of $.001 per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption

Price").

                    (ii) In addition, a majority of the Board of

Directors of the Company may, at its option, at any time

following the Stock Acquisition Date and the expiration of the period during which the rights of holders of Rights pursuant to

Section 11(a)(ii) hereof may be exercised as a result of the occurrence of such Stock Acquisition Date, but prior to any event described in clause (x), (y), or (z) of Section 13(a) hereof,

redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any such event in which all holders of shares of Common Stock are treated alike and not involving an Acquiring Person or a Transaction Person or an

Affiliate or Associate of an Acquiring Person or any Person in

which the Acquiring Person or an Affiliate or Associate of an

Acquiring Person has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such

Acquiring Person, Associate or Affiliate (other than involvement by an Acquiring Person, Affiliate, Associate or such other Person solely as a holder of shares of Common Stock (of the Company)

being treated like all other such holders) or (z) following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under, Section 11(a)(ii) if and for as long as the Acquiring

Person is not thereafter the Beneficial Owner of securities

representing ten percent or more of the voting power of all

securities of the Company generally entitled to vote for the election of directors of the Company.

                    (iii)     Notwithstanding anything to the

contrary in this Agreement, including, without limitation, the provisions of Section 23(a)(i) and (ii), in the event that a majority of the Board of Directors of the Company is comprised of

(i) persons elected at a meeting or by written consent of

stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting or action by written consent, and/or (ii) successors of such persons elected to the

Board of Directors for the purpose of either facilitating a

Transaction with a Transaction Person or circumventing directly or indirectly the provisions of this Section 23(a)(iii), then (I)

the Rights may not be redeemed for a period of 365 days following the effectiveness of such election if such redemption is

reasonably likely to have the purpose or effect of facilitating a

Transaction with a Transaction Person and (II) the Rights may not be redeemed following such 365-day period if (x) such redemption is reasonably likely to have the purpose of facilitating a

Transaction with a Transaction Person and (y) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the purpose or effect of facilitating a

Transaction with any Transaction Person.

               (b)  Immediately upon the date for redemption set

forth (or determined in the manner specified) in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the

Rights Agent and without any further action and without any

notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to

receive the Redemption Price.  Within ten days after the action of the Board of Directors ordering any such redemption of the

Rights, the Company shall give notice of such redemption to the

Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the

registry books of the Transfer Agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 25.    Notice of Certain Events.

          In case the Company at any time on or after the

Distribution Date shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock

(other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or

(c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of

outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions,

of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or

(e) to effect the liquidation, dissolution or winding up of the

Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such

reclassification, consolidation, merger, sale, transfer,

liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of

Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a)

or (b) above at least 20 days prior to the record date for

determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          In case any of the events set forth in Section

11(a)(ii) of this Agreement shall occur, then, in any such case,

the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of

Rights under Section 11(a)(ii) hereof.

          Section 26.    Notices.

          Notices or demands authorized by this Agreement to

be given or made by the Rights Agent or by the holder of any

Rights Certificate to or on the Company shall be sufficiently given or made if sent by first--class mail, postage prepaid,

addressed (until another address is filed in writing with the

Rights Agent) as follows:


                    Barrett Resources Corporation
                    1515 Arapohoe Street
                    Tower 3, Suite 1000
                    Denver, Colorado  80202

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights

Agent shall be sufficiently given or made if sent by first--class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                    BankBoston, N.A.
                    P.O. Box 1865
                    Boston, Massachusetts  02105-1865
                    Attention:     Joshua P. McGinn
                                   Shareholder Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Rights Certificate shall be sufficiently given or made if sent by first--class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the

Company.

          Section 27.    Supplements and Amendments.

          Prior to the Distribution Date, the Company may from

time to time supplement or amend any provision of this Agreement in any respect without the approval of any holders of

certificates representing Common Stock and the Rights.  From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity,

(ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or

(iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of

Rights Certificates (other than an Acquiring Person or an

Affiliate or Associate of an Acquiring Person); provided,

however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting,

enhancing or clarifying the rights of, and/or the benefits to,

the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the

proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such

supplement or amendment, provided that such supplement or

amendment does not adversely affect the rights or obligations of the Rights Agent under Section 19 or Section 21 of this Agreement and such amendment or supplement shall be effective regardless of whether or when executed by the Rights Agent.  Prior to the

Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.  Notwithstanding anything contained in this

Rights Agreement to the contrary, in the event that a majority of the Board of Directors of the Company is comprised of (i) persons elected at a meeting or by written consent of stockholders who were not nominated by the Board of Directors in office

immediately prior to such meeting or written consent, and/or

(ii) successors of such persons elected to the Board of Directors for the purpose of either facilitating a Transaction with a

Transaction Person or circumventing directly or indirectly the provisions of this Section 27, then (I) for a period of 365 days following the effectiveness of such action, this Rights Agreement shall not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating a

Transaction with a Transaction Person and (II) no amendments or supplements may be made following such 365-day period if (x) such amendment or supplement is reasonably likely to have the purpose of facilitating a Transaction with a Transaction Person and

(y) during such 365-day period, the Company enters into any

agreement, arrangement or understanding with any Transaction

Person which is reasonably likely to have the purpose or effect of facilitating a Transaction with any Transaction Person.

          Section 28.    Determination and Actions by the Board

of Directors, etc.

          The Board of Directors of the Company shall have the

exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board,

or the Company, or as may be necessary or advisable in the

administration of this Agreement, including, without limitation,

the right and power to (i) interpret the provisions of this

Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including,

without limitation, a determination to redeem or not redeem the

Rights or to amend the Agreement and whether any proposed

amendment adversely affects the interests of the holders of Right

Certificates).  For all purposes of this Agreement, any

calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such

outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in

accordance with the last sentence of Rule 13d-3(d)(1)(i) of the

General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.  All such actions, calculations,

interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing)

which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent,

the holders of the Right Certificates and all other parties, and

(y) not subject the Board to any liability to the holders of the

Right Certificates or holders of shares of Common Stock.

          Section 29.    Successors.

          All the covenants and provisions of this Agreement

by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 30.    Benefits of this Agreement.

          Nothing in this Agreement shall be construed to give

to any person or corporation other than the Company, the Rights

Agent and the registered holders of the Rights Certificates (and,

prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this

Agreement shall be for the sole and exclusive benefit of the

Company, the Rights Agent and the registered holders of the

Rights Certificates (and, prior to the Distribution Date, the

Common Stock).

          Section 31.    Severability.

          If any term, provision, covenant or restriction of

this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the

remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 32.    Governing Law.

          This Agreement, each Right and each Rights

Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

          Section 33.    Counterparts.

          This Agreement may be executed in any number of

counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34.    Descriptive Headings.

          Descriptive headings of the several Sections of this

Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                       BARRETT RESOURCES CORPORATION


----------------------------- By
                                 -----------------------------
Name:                            Name:
Title:                           Title:

Attest:                       BANKBOSTON, N.A..

                              By
-----------------------------    -----------------------------
Name:                            Name: Michael J. Capolla
Title:                           Title:Administration Manager



       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

        OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK



                               of



                  BARRETT RESOURCES CORPORATION



     Pursuant to Section 151 of the General Corporation Law

                    of the State of Delaware



          We, Paul M. Rady, President, and Eugene A. Lang, Jr.,
Secretary, of Barrett Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon by the Board of Directors by the Restated Certificate of Incorporation of the said Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the said Board of Directors on August 4, 1997 adopted the following resolution at a meeting duly called and held:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation and
Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates a series of Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, powers, qualifications and limitations thereof (in addition to the provisions set forth in the Corporation's Restated Certificate of Incorporation applicable to all series of Preferred Stock) as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $.001 per share, and the number of shares constituting such series shall be 75,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 28th day of February and the 30th day of each of May, August and November in each year (or, in each case, if not a date on which the Corporation is open for business, the next succeeding business day) (each such date being referred to herein as a "Quarterly Dividend Payment Date") or on any and all earlier dates following the immediately preceding Quarterly Dividend Payment Date on which dividends on the Common Stock are payable, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non--cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 4, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. If, at any time when shares of Series A Junior Participating Preferred Stock are outstanding, the Corporation shall repurchase or offer to repurchase shares of Common Stock, then the Corporation shall offer to repurchase units of one one--thousandth of a share of Series A Junior Participating Preferred Stock in such amounts as are proportionate to the number of shares of Common Stock to be repurchased and at the same price and other terms as the offered per share of Common Stock (after taking into account equitable adjustments to reflect changes in the Common Stock arising from stock dividends, recapitalizations, splits or similar events after August 4, 1997).

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share--by--share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of
Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A)  Each share of Series A Junior Participating
Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred
Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice--President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By--laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate of Incorporation or By--
laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating
Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A
Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                    (i)  declare or pay dividends on, make any
          other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
          Junior Participating Preferred Stock;

                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)     redeem or purchase or otherwise
          acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                    (iv) purchase or otherwise acquire for
          consideration any shares of Series A Junior
          Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $5,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series A
Junior Participating Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


          IN WITNESS WHEREOF, we have executed and subscribed
this Certificate and do affirm the foregoing as true under the
penalties of perjury this           day of August, 1997.



                                     ------------------------
                                        President


Attest:


---------------------
Secretary

                                                        Exhibit B
                                                        ---------


                  [Form of Rights Certificate]



Certificate No. R-                             ----------- Rights

          NOT EXERCISABLE AFTER AUGUST 4, 2007 OR
          EARLIER IF NOTICE OF REDEMPTION IS GIVEN.
          THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE
          OPTION OF THE COMPANY, AT $.01 PER RIGHT ON
          THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
          [THE RIGHTS REPRESENTED BY THIS CERTIFICATE
          WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING
          PERSON OR A TRANSACTION PERSON OR AN
          ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON
          OR A TRANSACTION PERSON (AS SUCH TERMS ARE
          DEFINED IN THE AMENDED AND RESTATED RIGHTS
          AGREEMENT).  THIS RIGHT CERTIFICATE AND THE
          RIGHTS REPRESENTED HEREBY ARE NULL AND
          VOID.]*


* The portion of the legend in brackets shall be inserted only if applicable.


                       Rights Certificate

                  Barrett Resources Corporation

          This certifies that                        , or

registered assigns, is the registered owner of the number of

Rights set forth above, each of which entitles the owner thereof subject to the terms, provisions and conditions of the Rights

Agreement dated as of August 5, 1997 (the "Rights Agreement")

between Barrett Resources Corporation, a Delaware corporation

(the "Company"), and BankBoston, N.A. (the "Rights Agent"), to

purchase from the Company at any time after the Distribution Date

(as such term is defined in the Rights Agreement) and prior to

5:00 P.M. (Massachusetts time) on August 4, 2007 at the principal office of the Rights Agent, or its successors as Rights Agent,

one one--thousandth of a fully paid, nonassessable share of

Series A Junior Participating Preferred Stock (the "Preferred

Stock") of the Company, at a purchase price of $150 per one one--

thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate

Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above,

and the Purchase Price set forth above, are the number and

Purchase Price as of August 20, 1997, based on the Preferred

Stock as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price

and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and

adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by

reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities

hereunder of the Rights Agent, the Company and the holders of the

Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

          This Rights Certificate, with or without other Rights

Certificates, upon surrender at the principal office of the

Rights Agent, may be exercised for another Rights Certificate or

Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of

shares of Preferred Stock as the Rights evidenced by the Rights

Certificate or Rights Certificates surrendered shall have

entitled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or

Rights Certificates for the number of whole Rights not exercised.

If this Rights Certificate shall be exercised in whole or in part in pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

          Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Certificate may be redeemed by the

Company at its option at a redemption price of $.001 per Right.

          No fractional shares of Preferred Stock will be issued

upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the

Company, be evidenced by depositary receipts), but in lieu

thereof a cash payment will be made, as provided in the Rights

Agreement.

          No holder of this Rights Certificate shall be entitled

to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such,

any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of

meetings or other actions affecting stockholders (except as

provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or

obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers

of the Company and its corporate seal.  Dated as of           ,

19  .

Attest:                       BARRETT RESOURCES CORPORATION


                              By
-----------------------------    -----------------------------
Name:                            Name:
Title:                           Title:

Countersigned:

[
       ]


-----------------------------
    Authorized Signature
          [Form of Reverse Side of Rights Certificate]



                       FORM OF ASSIGNMENT

                       ------------------



        (To be executed by the registered holder if such

       holder desires to transfer the Rights Certificate.)



FOR VALUE RECEIVED ------------------------- hereby sells,

assigns and transfers unto --------------------------------------

-----------------------------------------------------------------

          (Please print name and address of transferee)
-----------------------------------------------------------------

this Rights Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and appoint ------------------ Attorney, to transfer the within

Rights Certificate on the books of the within--named Company,

with full power of substitution.



Dated:  -----------------, 19--



                                --------------------------------
                                Signature


Signature Guaranteed:

                           Certificate
                           -----------

          The undersigned hereby certifies by checking the

appropriate boxes that:

          (1)  this Rights Certificate [  ] is [  ] is not being

sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, a Transaction Person or an Affiliate

or Associate of any such Acquiring Person or a Transaction Person

(as such terms are defined pursuant to the Rights Agreement);

          (2)  after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, a Transaction Person, or an Affiliate or

Associate of an Acquiring Person or a Transaction Person.





Dated:  ----------------, 19--



                                --------------------------------
                                Signature


                             NOTICE
                             ------

          The signature to the foregoing Assignment must

correspond to the name as written upon the face of this Rights

Certificate in every particular, without alteration or

enlargement or any change whatsoever.

          In the event the certification set forth above in the

Form of Assignment or the Form of Election to Purchase, as the

case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this

Right Certificate to be an Acquiring Person, a Transaction

Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.



                  FORM OF ELECTION TO PURCHASE
                  -----------------------------

          (To be executed if holder desires to exercise the Rights Certificate other than pursuant to
          Section 11(a)(ii) of the Rights Agreement.)

To BARRETT RESOURCES CORPORATION:

          The undersigned hereby irrevocably elects to exercise -

-------- purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


Please insert social security
or other identifying number

----------------------------------------------------------------
                 (Please print name and address)

-----------------------------------------------------------------

          The Rights Certificate indicating the balances, if any,

of such Rights which may still be exercised pursuant to each of

Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the

Rights Certificate be registered in the name of and delivered to:


Please insert social security or other identifying number
(complete only if Rights Certificate is to be registered in a name other than the undersigned)

-----------------------------------------------------------------
                 (Please print name and address)

-----------------------------------------------------------------


-----------------------------------------------------------------

Dated:  -----------------, 19--


                                --------------------------------
                                Signature
Signature Guaranteed:

Certificate

                           -----------

          The undersigned hereby certifies by checking the

appropriate boxes that:

          (1)  this Rights Certificate [  ] is [  ] is not being

sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, a Transaction Person, or an Affiliate

or Associate of any such Acquiring Person or a Transaction Person

(as such terms are defined pursuant to the Rights Agreement);

          (2)  after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, a Transaction Person, or an Affiliate or

Associate of an Acquiring Person or a Transaction Person.

Dated:  ---------------, 19--



                              --------------------------------
                                Signature


                             NOTICE
                             ------

          The signature to the foregoing Election to Purchase

must correspond to the name as written upon the face of this

Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the

Form of Assignment or the Form of Election to Purchase, as the

case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this

Right Certificate to be an Acquiring Person, a Transaction

Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.



                  FORM OF ELECTION TO PURCHASE
                  ----------------------------

              (To be executed if holder desires to
           exercise the Rights Certificate pursuant to
           Section 11(a)(ii) of the Rights Agreement.)

To BARRETT RESOURCES CORPORATION:

          The undersigned hereby irrevocably elects to exercise -

----------- Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and

requests that certificates for such shares be issued in the name of:


Please insert social security
or other identifying number


----------------------------------------------------------------
                 (Please print name and address)



          The Rights Certificate indicating the balances, if any,

of such Rights which may still be exercised pursuant to each of

Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the

Rights Certificate be registered in the name of and delivered to:


Please insert social security or other identifying number
(complete only if Rights Certificate is to be registered in a name other than the undersigned)

----------------------------------------------------------------
                 (Please print name and address)


----------------------------------------------------------------


Dated:  ---------------, 19--



                              --------------------------------
                                Signature
Signature Guaranteed:

                           Certificate
                           -----------

          The undersigned hereby certifies by checking the

appropriate boxes that:

          (1)  this Rights Certificate [  ] is [  ] is not being

sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, a Transaction Person, or an Affiliate

or Associate of any such Acquiring Person or Transaction

Person(as such terms are defined pursuant to the Rights

Agreement);

          (2)  after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, a Transaction Person, or an Affiliate or

Associate of an Acquiring Person or Transaction Person.



Dated:  ---------------, 19--





                              -------------------------------
                                Signature


                             NOTICE
                             -------

          The signature to the foregoing Election to Purchase

must correspond to the name as written upon the face of this

Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the

Form of Assignment or the Form of Election to Purchase, as the

case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this

Right Certificate to be an Acquiring Person, a Transaction

Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                        Exhibit C
                                                        ---------


                  SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED STOCK

          On August 4, 1997, the Board of Directors of Barrett Resources Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.001 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on August 20, 1997 (the "Record Date"). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a series of preferred stock, designated as Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a price of $150 per one one--thousandth of a share (the "Purchase Price), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent.

          Until the earliest to occur of (i) a public announcement that, without the prior consent of the Board of Directors of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten business days (or such later date as the Board may determine) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of 15% or more of the outstanding shares of Common Stock without the prior consent of the Board of Directors of the Company, or (iii) twenty business days prior to the date on which a Transaction (as such term is hereinafter defined) is reasonably expected to become effective or be consummated (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 20, 1997, by such Common Stock certificate and no separate Rights Certificates will be distributed. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 20, 1997, (or as soon thereafter as practicable) upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of August 20, 1997, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate, even without such notation. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution
Date. The Rights will expire on August 4, 2007, unless earlier redeemed by the Company as described below.

          In the event that any person becomes an Acquiring Person, each holder of a Right generally will thereafter have the right for a 60 day period after the later of the date of such event or the effectiveness of an appropriate registration statement (or such other longer period set by the Board of Directors) to receive upon exercise of the Right that number of units of one one-thousandths of a share of Preferred Stock (or, under certain circumstances, Common Stock or other securities) having an average market value during a specified time period (immediately prior to the occurrence of a Person becoming an Acquiring Person) of two times the exercise price of the Right (such right being called the "Subscription Right"). Notwithstanding the foregoing, following the occurrence of a Person becoming an Acquiring Person or a Transaction Person (as hereinafter defined), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by the Acquiring Person or the Transaction Person or any affiliate or associate thereof will be null and void.

          In the event that, at any time following the Stock Acquisition Date or, if a Transaction is proposed, the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (except a Right voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.

          The Purchase Price payable, the number of Rights and the number of units of one one-thousandths of a share of Preferred Stock or shares of the Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings and dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

          The number of outstanding Rights associated with each share of Common Stock and the voting and economic rights of each one one--thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          At any time prior to the earlier to occur of (i) the close of business on the Stock Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Stock Acquisition Date and the expiration of the period during which the Subscription Right is exercisable, the Board of Directors may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Stock are treated alike but not involving an Acquiring Person (or any person who was an Acquiring Person) or it affiliates or associates. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          In the event that a majority of the Board of Directors of the Company in office following a meeting of stockholders or stockholder action by written consent are not nominated by the Board of Directors serving immediately prior to such meeting or action, then for 365 days following such meeting or action the Rights may not be redeemed or amended if such redemption or amendment is reasonably likely to facilitate a combination or sale of assets or earning power (a "Transaction") with a person who (A) either (i) is or will become an Acquiring Person or
(ii) is a party involved in a merger or consolidation with, or a sale of assets by, the Company or affiliate or associate thereof if the Transaction were to be consummated and (B) who has directly or indirectly proposed or nominated a member of the Board who is in office at the time the Transaction is being considered (a "Transaction Person"). The Rights may not be redeemed thereafter if during such 365 day period the Company enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the redemption is reasonably likely to facilitate a Transaction with a Transaction Person.

          The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to the greater of $10.00 and 1,000 times the dividend declared on each Common Share. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of $5,000 and 1,000 times the payment made per Common Share. Each share of Preferred Stock will have one vote, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per Common Share. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti--dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          Except as set forth above, the terms of the Rights may be amended by the Board of Directors of the Company, (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8--A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.